UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐
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☐  Preliminary Proxy Statement
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☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☑  Soliciting Material Pursuant to §240.14a-12

MAIDENFORM BRANDS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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The following communication was prepared for use by Maidenform Brands, Inc. (“Maidenform”) in connection with the proposed acquisition of Maidenform pursuant to the terms of the Agreement and Plan of Merger, dated July 23, 2013, by and among the Maidenform, Hanesbrands Inc. (“Hanesbrands”) and General Merger Sub Inc.

Maidenform Employee FAQ

1.	Why has Maidenform entered into an agreement to be acquired by Hanesbrands?
•	After thoroughly evaluating potential strategic options for the company, we have determined that the acquisition of Maidenform by Hanesbrands is in the best interests of our shareholders.
•
As a result of the transaction, and assuming receipt of the required approvals, Maidenform shareholders will receive $23.50 per share in cash, representing a premium of approximately 23% to the closing share price on the day prior to the transaction announcement and a premium of approximately 30% to the 30-day average trading price.

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By combining with Hanes, Maidenform will become part of a larger, more diverse apparel company with strong cash flows and a portfolio of iconic brands well-positioned to reach new and existing customers around the globe.

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We believe that Maidenform is best able to achieve these objectives through the acquisition by Hanes, and the sale to Hanes now allows our shareholders to receive the certainty of this substantial premium without the risks of remaining an independent company.

2.	How did this transaction come about? Was Maidenform looking to sell the Company?
•	Maidenform’s senior management team and Board continually look at various potential ways to increase shareholder value.
•	After thoroughly evaluating potential strategic options for the company, we have determined that the acquisition of Maidenform by Hanes is in the best interests of our shareholders.
•	Additional detail on the background of the transaction will be available when our preliminary proxy statement is filed in due course.

3.	What does today’s announcement mean for me?
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By combining with Hanes, the Maidenform family will become part of a larger, more diverse apparel company with strong cash flows and a portfolio of iconic brands well-positioned to reach new and existing customers around the globe.

•	Hanes’s acquisition is an important affirmation of the Maidenform brands, our prospects and the hard work and dedication of our team.
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As the transaction is expected to close in the fourth quarter of this year, it is far too early to know any specifics related to opportunities or impacts on jobs.  However, we are committed to treating any affected employees fairly and with respect.

•	We are committed to keeping you informed of key developments as we move forward.

4.	What changes can employees expect?
•	We are still early in the process, as the transaction isn’t expected to close until the fourth quarter of 2013.
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Until then, it will be business as usual at Maidenform, and it’s important that we continue focusing on delivering the same high-quality products and service that our customers know and expect from Maidenform.

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By combining with Hanes, the Maidenform family will become part of a larger, more diverse apparel company with strong cash flows and a portfolio of iconic brands well-positioned to reach new and existing customers around the globe.

5.	What will happen to my compensation and benefits?
•	Between now and closing, your compensation and benefits programs remain unchanged.
•	For a certain period after the closing, employees will receive a compensation package that is no less favorable than what they currently receive.

6.	How do you expect the integration process to work?
•	As the transaction isn’t expected to close until the fourth quarter of this year, it is far too early to know any specifics related to the integration plan.
•	It is important to remember that today’s news is the first step in a lengthy process.
•	Over the next several months until the transaction closes, we will continue to operate as two separate companies.
•	We will be competing and doing business as usual and will continue to focus on growing our respective businesses.
•	We are committed to keeping you informed of key developments as we move forward.

7.	Will Maidenform’s senior management team have a role in the company once we’re owned by Hanes?
•	It is too early at this point to talk specifically about how the integration process might impact individual employees, including the senior management team.
•	The reality is that it will require time to decide everything and bring our two companies together.
•	In the short term, very little if anything will change for most Maidenform employees.
•	Longer term, Hanes will evaluate management roles at the combined company in a thoughtful way.
•	And while Hanes is the acquirer, our senior teams will be working collaboratively to determine management structures and other aspects of the combined company.

8.	Will Maidenform maintain its headquarters? What about other offices and facilities?
•	As the transaction isn’t expected to close until the fourth quarter of this year, it is far too early to know any specifics related to the integration plan.
•	We are committed to keeping you informed of key developments as we move forward.

9.	Should I be reaching out to my counterpart at Hanes?
•	No.
•	Over the next several months until the transaction closes, we will continue to operate as two separate companies.
•	We will be competing and doing business as usual and will continue to focus on growing our respective businesses.
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The companies and their employees may not discuss or exchange confidential, competitively sensitive information, such as plans, contract negotiations, rates, discounts, other customer terms or other sensitive business information.

•	Employees of one company may not influence the actions of the other company’s employees until after the closing.

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Until the transaction has closed and additional details have been determined, employees should also refrain from discussing the merger or the eventual integration of the operations with Maidenform’s customers.

10.	What needs to happen before the transaction is complete?
•	The proposed transaction is subject to a number of conditions.
•	For example, our merger agreement must be approved by regulators and shareholders, steps that we expect will take place in the coming months.
•	The closing of this transaction is expected to occur in the fourth quarter of 2013.
•	We refer you to a copy of the merger agreement, which will be filed on Form 8-K for the complete terms of the proposed transaction.

11.	Am I free to discuss this transaction with members of the media or via my own social media networks?
•	There are strict rules about what can be said regarding a merger before it has been approved. Violations of these rules are subject to legal action.
•	Please do not attempt to respond to any inquiries from the media or anyone outside the company, and instead forward them to Chris Vieth, CFO and COO, at cvieth@maidenform.com or 732-621-2101.
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Appropriate discretion should be used in any communication, via social media or otherwise, and all such communications should adhere to the Maidenform Employee Guidelines. We remind our employees to be responsible in their use of technology.

12.	What does today’s announcement mean for customers?
•	Customers can continue to rely on the same high quality, innovative products they’ve come to know and expect from Maidenform.
•	We expect that our customers will support the transaction and the enhanced products, innovation, service and distribution that it should enable.
•	It’s important to remember that until the transaction closes, we will continue to be operating business as usual.
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Until the transaction has closed and additional details have been determined, it is important that Maidenform employees not discuss the merger or the eventual integration of the operations with our customers.

13.	What does today’s announcement mean for suppliers?
•
By combining with Hanes, the Maidenform family will become part of a larger, more diverse apparel company with strong cash flows and a portfolio of iconic brands well-positioned to reach new and existing customers around the globe.

•	It’s important to remember that until the transaction closes, we will continue to be operating business as usual.
•
Until the transaction has closed and additional details have been determined, it is important that Maidenform employees not discuss the merger or the eventual integration of the operations with our suppliers.

14.	Who can I talk to if I have questions or concerns?
•	You may contact your HR manager and manager with questions.
•	You may also submit questions to the Corporate HR Mailbox (HRquestions@maidenform.com).
•	We realize you and your colleagues will no doubt have many questions through this process, and we will do our best to keep you informed in a manner consistent with applicable laws.

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IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:

In connection with the proposed merger, Maidenform will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Maidenform’s website at ir.Maidenform.com or by contacting Maidenform’s investor relations department by telephone at (732) 621-2300 or via e-mail at ir@maidenform.com.

PARTICIPANTS IN THE SOLICITATION:

Maidenform and its directors, executive officers and other members of its management and employees as well as Hanesbrands and its directors and officers may be deemed to be participants in the solicitation of proxies from Maidenform’s stockholders with respect to the merger. Information about Maidenform’s directors and executive officers and their ownership of Maidenform’s common stock is set forth in the proxy statement for Maidenform’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2013, Maidenform’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, which was filed with the SEC on March 8, 2013, Maidenform’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2013, which was filed with the SEC on May 9, 2013, and Maidenform’s Current Reports on Form 8-K filed May 17, 2013. Information about Hanesbrands’ directors and officers is set forth in the proxy statement for Hanesbrands’ 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 21, 2013. Stockholders and investors may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Maidenform’s directors and executive officers in the merger, which may be different than those of Maidenform’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

FORWARD-LOOKING STATEMENTS:

This communication and Maidenform’s and Hanesbrands’ other public pronouncements contain forward-looking statements within the meaning of the U.S. federal securities laws, including, without limitation, statements regarding management’s expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which are based on information available to Maidenform or Hanesbrands on the date hereof. Although these expectations may change, Maidenform and Hanesbrands assume no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of Maidenform’s or Hanesbrands’ control, that could cause actual results to differ materially from such statements and from Maidenform’s historical results and experience. These risks and uncertainties include such things as: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to receive, on a timely basis or otherwise, the required approvals by Maidenform’s stockholders and government or regulatory agencies; the risk that a closing condition to the proposed merger may not be satisfied; the ability of Maidenform to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger; the possibility of disruption to Maidenform’s business from the proposed merger, including increased costs and diversion of management time and resources; general economic conditions; retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; and other financial, operational and legal risks and uncertainties detailed from time to time in Maidenform’s and Hanesbrands’ cautionary statements in its respective filings with the SEC, such as Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. For more information, see Maidenform’s and Hanesbrands’ respective filings with the SEC.